EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following Unaudited Pro Forma Combined Financial Data are derived from the consolidated financial statements of Magnum Hunter and certain historical financial data in respect of various assets acquired by Magnum Hunter.  The Unaudited Pro Forma Combined Balance Sheet of Magnum Hunter as of March 31, 2011 has been prepared assuming the NGAS Resources and NuLoch Resources acquisitions and all necessary ancillary transactions had been consummated on March 31, 2011.  The Unaudited Pro Forma Combined Income Statement for the three months ended March 31, 2011 has been prepared assuming the NGAS Resources and NuLoch Resources acquisitions and all necessary ancillary transactions had been consummated as of January 1, 2011.  The pro forma adjustments set forth on the attached Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Income Statements reflect the following as if they occurred on the dates hereinabove set forth:

(1)
NGAS Resources and NuLoch Resources Acquisitions.  The NGAS Resources acquisition as described in the Arrangement Agreement dated December 23, 2010, and the NuLoch Resources acquisition as described in the Arrangement Agreement dated January 19, 2011.

(2)
Incurrence of indebtedness under the new revolving credit facility to be entered into and as described in the commitment letter from Bank of Montreal dated January 13, 2011 for both the NGAS Resources and NuLoch Resources acquisitions.

(3)	Issuance of common stock upon the closing date of the NGAS Resources and NuLoch Resources acquisitions.
(4)	Payment of change of control compensation in the NGAS Resources and NuLoch Resources acquisitions.

The Unaudited Pro Forma Balance Sheet reflects the preliminary adjustments to record the estimated fair values of the assets and liabilities acquired in the acquisitions of NGAS Resources and NuLoch Resources.  The final entries, and the resulting effect on Magnum Hunter’s balance sheet as well as items in Magnum Hunter’s Income Statements, may differ based on the actual determination of the fair values of the assets acquired and liabilities assumed.

Transaction costs related to these acquisitions will be recorded as expenses in the periods in which these costs are incurred.  These expenses are not included in the Unaudited Pro Forma Combined Income Statements.

The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the notes thereto and with the consolidated financial statements of Magnum Hunter and the notes thereto as filed in Magnum Hunter's Form 10-Q.

The Unaudited Pro Forma Combined Financial Data are not indicative of the financial position or results of operations of Magnum Hunter which would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices paid for oil and natural gas, future acquisitions, drilling activity and other factors.

The unaudited Pro Forma Combined Financial Data includes financial information received from NGAS Resources and NuLoch Resources and such financial information has been accepted and incorporated as presented without independent verification of such financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of March 31, 2011
(in thousands, except share and per-share data)

ASSETS	Magnum Hunter Historical	NGAS Resources Historical	NuLoch Resources Historical (CAN $)		NGAS Resources Pro Forma Adjustments		NuLoch Resources Conversion to US GAAP and USD Adjustments		NuLoch Resources Pro Forma Adjustments	Combined Pro Forma for Magnum Hunter, NGAS Resources, and NuLoch Resources
CURRENT ASSETS:
Cash and cash equivalents	$3,836	$1,908	$909		$-	(3)	$26		$-	$6,679
Accounts receivable	16,048	4,536	6,629		-	(3)	(247)		-	26,966
Notes receivable	-	5,125	-	(1)	(5,125)		-		-	-
Prepaids and other current assets	1,246	561	350		-	(3)	10		-	2,167
Total current assets	21,130	12,130	7,888		(5,125)		(211)		-	35,812

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	227,958	172,449	119,222	(1)	(59,463)	(3)	(12,216)	(2)	362,781	810,731
Equipment and other fixed assets	56,816	9,263	318	(1)	1,440	(3)	9		-	67,846
Total property and equipment, net	284,774	181,712	119,540		(58,023)		(12,207)		362,781	878,577

OTHER ASSETS:
Other assets	578	259	-		-		-		-	837
Deferred financing costs, net of amortization	2,330	463	-	(1)	(439)		-		-	2,354
Deferred tax asset	-	-	4,491		-	(3)	4,063	(2)	(8,554)	-
Total assets	$308,812	$194,564	$131,919		$(63,587)		$(8,355)		$354,227	$917,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,646	$4,411	$12,139		$-	(3)	$344		$-	$42,540
Accrued liabilities	946	3,292	11,235	(1)	426	(3)	318	(2)	11,130	27,347
Revenue payable	4,314	-	-		-		-		-	4,314
Current portion of notes payable	7,145	45,145	-	(1)	(45,145)		-		-	7,145
Warrant liability	-	-	-	(1)	1,746		-		-	1,746
Dividend payable	46	-	-		-					46
Derivative liability	3,436	93	-	(1)	(93)		-		-	3,436
Total current liabilities	41,533	52,941	23,374		(43,066)		662		11,130	86,574

Deferred compensation	-	868	-	(1)	(868)		-		-	-
Deferred income tax	-	8,410	-	(1)	(8,410)		-	(2)	121,848	121,848
Payable on sale of partnership	641		-		-		-		-	641
Notes payable, less current portion	35,798	5,883	6,102	(1)	58,860	(3)	173		-	106,816
Asset retirement obligation	4,571	2,360	1,417		-	(3)	40		-	8,388
Derivative liability	692	-	-		-		-		-	692
Other long-term liabilities	38	1,895	-	(1)	(1,895)		-		-	38
Total liabilities	83,273	72,357	30,893		4,621		875		132,978	324,997

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock	100,000	-	-		-		-		-	100,000

SHAREHOLDERS’ EQUITY:
Shareholders' equity	124,057	122,207	101,026	(1)	(68,208)	(3)	(9,230)	(2)	221,249	491,101
Non-controlling interest	1,482	-	-		-		-		-	1,482
Total Equity	125,539	122,207	101,026		(68,208)		(9,230)		221,249	492,583
Total liabilities and shareholders' equity	$308,812	$194,564	$131,919		$(63,587)		$(8,355)		$354,227	$917,580

See accompanying notes to Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
Three months Ended March 31, 2011
(in thousands, except shares and per share data)

	Magnum Hunter Historical	NGAS Resources Historical	NuLoch Resources Historical (CAN $)		NGAS Resources Pro Forma Adjustments		NuLoch Resources Conversion to US GAAP & USD Adjustments		NuLoch Resources Pro Forma Adjustments	Combined Pro Forma for Magnum Hunter, NGAS Resources, and NuLoch Resources
REVENUE:
Oil and gas sales	$13,961	$5,322	$5,418		$-	(3)	$347		$-	$25,048
Field operations and other	1,360	3,631	-		-		-		-	4,991
Total revenue	15,321	8,953	5,418		-		347		-	30,039

EXPENSES:
Lease operating expenses	2,997	3,711	1,309		-	(3)	(248)		-	7,769
Severance taxes and marketing	995	-	-		-	(3)	539		-	1,534
Exploration	315	-	-		-	(3)	36		-	351
Field operations	1,156	2,092	-		-		-		-	3,248
Depreciation, depletion and accretion	5,530	3,294	2,979	(4)	(1,998)	(3)	(1,587)	(9)	103	8,321
General and administrative	6,857	2,917	2,419		-	(3)	712		-	12,905
Total expenses	17,850	12,014	6,707		(1,998)		(548)		103	34,128

LOSS FROM OPERATIONS	(2,529)	(3,061)	(1,289)		1,998		895		(103)	(4,089)

OTHER INCOME AND (EXPENSE):
Interest income	3	127	19	(5)	(127)		-		-	22
Interest expense	(790)	(2,350)	(33)	(6)	1,853		-	(10)	(71)	(1,391)
Gain (Loss) on derivative contracts	(3,342)	(32)	-	(7)	32		-		-	(3,342)
Other, net	-	130	-		-		-		-	130

Net loss from continuing operations before income taxes and non controlling interest	(6,658)	(5,186)	(1,303)		3,756		895		(174)	(8,670)

Income tax benefit	-	1,124	230	(8)	(1,124)	(3)	(971)	(11)	741	-

Net (income) loss attributable to non-controlling interest	(32)	-	-		-		-		-	(32)

Net loss attributable to Magnum Hunter from continuing operations	(6,690)	(4,062)	(1,073)		2,632		(76)		567	(8,702)
Income from discontinued operations	-	-	-		-		-		-	-

Net loss	(6,690)	(4,062)	(1,073)		2,632		(76)		567	(8,702)

Dividends on preferred stock	(2,608)	-	-		-		-		-	(2,608)

Net loss attributable to common shareholders	$(9,298)	$(4,062)	$(1,073)		$2,632		$(76)		$567	$(11,310)

Loss per common share
Basic and diluted	$(0.12)									$(0.09)

Weighted average number of common shares outstanding
Basic and diluted	75,642,091			(12)	7,015,245			(12)	42,872,980	125,530,316

See accompanying notes to Unaudited Pro Forma Combined Financial Data

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

1)
To record the acquisition of NGAS Resources’ assets for an estimated purchase price of $122.5 million.  The estimated purchase price includes the shares of common stock of Magnum Hunter that were issued to shareholders of NGAS Resources, payment to a third-party to restructure an “out-of-market” gas gathering and transportation agreement, the assumption of the senior credit facility of NGAS Resources, the assumption of certain notes payable related to equipment included in the transaction, and the payoff in cash of the remaining NGAS Resources 6% Convertible Notes. The acquisition is accounted for under the purchase method of accounting.  All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment.  The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

Fair value of total purchase price:	(in thousands, except share data)
6,633,783 shares of common stock at $7.99 per share	$53,004
Senior credit facility assumed	33,282
NGAS Resources 6% Convertible notes to be paid off in cash at closing	13,683
Contract payment in cash	10,575
Other long-term debt assumed	6,146
381,462 shares of common stock issued for change in control payments at $7.99 per share	3,048
Tax on change of control payments paid in cash	1,057
Common stock warrants and options	1,746
Total	$122,541

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$953
Bonds and deposits	259
Oil and gas properties	112,986
Equipment and other fixed assets	10,703
Asset retirement obligation	(2,360)
Total	$122,541

Working capital acquired:
Cash	$1,908
Accounts receivable	4,536
Prepaid expenses	561
Accounts payable	(4,411)
Accrued liabilities	(1,545)
Transaction closing costs	(96)
Total working capital acquired	$953

The pro forma adjustment to accrued liabilities includes the transaction costs incurred by Magnum Hunter of $2.1 million.

2)
To record the acquisition of NuLoch Resources’ assets for an estimated purchase price of $445.4 million.  The estimated purchase price includes the estimated shares of common stock of Magnum Hunter to be issued to shareholders of NuLoch Resources and the deferred tax liability resulting from the acquisition. The acquisition is accounted for under the purchase method of accounting.  All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment.  The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

Fair value of total purchase price:	(in thousands, except share data)
42,872,980 shares of common stock at $7.40 per share	$317,260
Debt assumed	6,275
Deferred tax	121,848
Total	$445,383

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$(23,274)
Oil and gas properties	469,787
Equipment and other fixed assets	327
Asset retirement obligation	(1,457)
Total	$445,383

Working capital acquired:
Cash	$935
Accounts receivable	6,382
Prepaid expenses	360
Transaction closing costs	(6,915)
Accounts payable	(12,483)
Accrued liabilities	(11,553)
Total working capital acquired	$(23,274)

The pro forma adjustment to accrued liabilities includes transaction costs incurred by Magnum Hunter of $4.2 million.
		(in thousands)
					Deferred
		Book	Tax		Asset
Deferred Income Tax Liability	Rate	Basis	Basis	Difference	(Liability)

PPE US	38.0%	$315,093	$29,435	$(285,658)	$(108,448)
PPE Canada	25.0%	170,592	54,049	(116,543)	(29,100)
NOL US	38.0%		17,301	17,301	6,600
NOL Canada	25.0%		36,386	36,386	9,100
Net Deferred Tax Liability				$(348,514)	$(121,848)

3)
To record the adjustment to NuLoch Resources’ historical financial statements prepared in accordance with Canadian GAAP and in Canadian dollars to United States GAAP and United States dollars.  The adjustment includes:

a.
To Convert Canadian GAAP full cost accounting to US GAAP successful efforts accounting for oil and gas properties. This has reduced the net book value (NBV) of property and equipment as all geological & geophysical costs and general & administrative costs capitalized under Canadian GAAP have been expensed to conform with US GAAP. The NBV has also decreased due to all unsuccessful exploratory wells being expensed. The resulting change in NBV of oil and gas properties along with the reduction of depletion on a field level basis resulted in lower depletion expense over the periods presented.

b.
To adjust NuLoch Resources for the conversion to US GAAP of an acquisition it completed in 2009. This adjustment resulted in the recording of additional fair value of oil and gas property and equipment of $8,969,000 and the value of shares issued increasing by $660,000 (Canadian GAAP value at announcement date vs US GAAP at closing date). These adjustments resulted in a future tax asset reduction of $2,242,000.

c.	To adjust for Canadian GAAP “Flow-through shares” for treatment under US GAAP. This resulted in an increase to additional paid in capital and a decrease in deferred tax asset.

d.	Due to the adjustments noted above, adjustments to income tax expense or benefit were made to statements presented.

e.
To convert NuLoch Resources’ balance sheet as of March 31, 2011 and income statement for the three months ended March 31, 2011 from Canadian dollars to United States dollars using the applicable conversion factors.

4)
To record the pro forma adjustment to NGAS Resources’ depletion and depreciation expense and refinancing costs amortized as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2011.  Depletion was calculated using the units of production method.

5)
To record the pro forma adjustment to NGAS Resources’ interest income on notes receivable as the result of restructuring a gas gathering and transportation agreement as if it had occurred January 1, 2011.

6)
To record the pro forma adjustment to NGAS Resources’ interest expense as the result of treating the acquisition of NGAS Resources and the payment of assumed debt using Magnum Hunter’s credit facility as if it had occurred January 1, 2011.

7)
To record the pro forma adjustment to NGAS Resources’ gain (loss) on derivative contracts as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2011.  The derivative loss reported by NGAS Resources was the result of the convertible feature on certain notes payable which will be paid at closing.

8)
To record the pro forma adjustment to NGAS Resources’ income tax benefit on its income statements as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2011.  The deferred tax liability and income tax benefit on the NGAS Resources financial statements will be eliminated as the result of the fair market value adjustment to the oil and gas properties resulting from the acquisition.

9)
To record the pro forma adjustment to NuLoch Resources’ depletion and depreciation expense as the result of treating the acquisition of NuLoch Resources as if it had occurred January 1, 2011.  Depletion was calculated using the units of production method.

10)
To record the pro forma adjustment to NuLoch Resources’ interest expense as the result of treating the acquisition of Nuloch Resources and the payment of assumed debt using Magnum Hunter’s credit facility as if it had occurred January 1, 2011.

11)	To record the pro forma adjustment to NuLoch Resources’ income tax benefit as the result of treating the acquisition of NuLoch Resources as if it had occurred January 1, 2011.

12)	Acquisition shares were added to the weighted average number of common shares outstanding as if the shares were issued January 1, 2011.